UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Exchange Transaction

On December 10, 2025, Sarepta Therapeutics, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 1.25% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”), including the Michael A. Chambers Living Trust, an entity affiliated with Michael Chambers, a member of the Company’s board of directors. Under the terms of the Exchange Agreements, the holders party thereto have agreed to exchange with the Company approximately $291.4 million in aggregate principal amount of Existing Convertible Notes held by them for (i) approximately $291.4 million in aggregate principal amount of 4.875% Convertible Senior Notes due 2030 (the “New Convertible Notes”), which is equal to $1,000 of New Convertible Notes per $1,000 principal amount of Existing Convertible Notes exchanged, and (ii) an aggregate of approximately $31.6 million in cash, which is equal to approximately $108.50 per $1,000 principal amount of Existing Convertible Notes exchanged and comprised of accrued and unpaid interest on $1,000 principal amount of Existing Convertible Notes, plus $120.17, less deemed accrued and unpaid interest on $1,000 principal amount of New Convertible Notes from August 28, 2025 (such exchanges, collectively, the “Exchange”).

The New Convertible Notes will constitute “additional Notes” under the Indenture, dated as of August 28, 2025 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “New Convertible Notes Indenture”), governing the Company’s 4.875% Convertible Senior Notes due 2030 and will be issued pursuant to the terms thereof. The New Convertible Notes will be issued as part of the same series as the approximately $602 million of 4.875% Convertible Senior Notes due 2030 originally issued in August 2025. Following the closing of the Exchange, the aggregate principal amount of the Company’s 4.875% Convertible Senior Notes due 2030 will total $893.4 million.

The foregoing description of the New Convertible Notes Indenture and the New Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the New Convertible Notes Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed on August 29, 2025 and are incorporated herein by reference.

The Exchange is expected to close on or about December 18, 2025, subject to customary closing conditions. The issuance of the New Convertible Notes will occur pursuant to the New Convertible Notes Indenture and the first supplemental indenture thereto, to be dated on or around December 18, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee.

The issuance of the New Convertible Notes under the Exchange Agreements is being made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based, in part, on representations made by the holders of the Existing Convertible Notes party to the Exchange Agreements. The New Convertible Notes will be issued only to investors that qualified as institutional “accredited investors” (as such term is defined in Rule 501 of the Securities Act) and/or “qualified institutional buyers” (as such term is defined in Rule 144A of the Securities Act).

The New Convertible Notes and the shares of the Company’s common stock, $0.0001 par value per share, issuable upon conversion thereof, if any, have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

Item 8.01	Other Events

On December 11, 2025, the Company issued a press release announcing the Exchange. A copy of this press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the completion of the proposed Exchange. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation, satisfaction of customary closing conditions related to the proposed Exchange and that the Company may not be able to consummate the Exchange on the terms described herein. In addition, applicable risks also include those that are listed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, and in the Company’s subsequent filings with the Securities and Exchange Commission. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 11, 2025

104	The cover page from this Current Report on Form 8-K of Sarepta Therapeutics, Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: December 11, 2025	By:	/s/ Ian Estepan
Ian Estepan President and Chief Operating Officer